Wolf Creek Nuclear Operating Corporation	An Original	Dec. 31, 2002

SUMMARY OF UTILITY PLANT AND ACCUMULATED PROVISIONS
FOR DEPRECIATION, AMORTIZATION AND DEPLETION

Line	Item	Total	Electric
No.	(a)	(b)	(c)
1	UTILITY PLANT
2	In Service
3	Plant in Service (Classified)	$3,088,282,223	Same
4	Property Under Capital Leases		as
5	Plant Purchased or Sold		Total
6	Completed Construction not Classified
7	Experimental Plant Unclassified
8	TOTAL (Enter Total of lines 3 thru 7)	3,088,282,223
9	Leased to Others
10	Held for Future Use	657,178
11	Construction Work in Progress	9,366,028
12	Acquisition Adjustments
13	TOTAL Utility Plant (Enter Total of lines 8 thru 12)	3,098,305,429
14	Accum. Prov. for Depr., Amort., & Depl.	1,245,710,935
15	Net Utility Plant (Enter total of line 13 less 14)	$1,852,594,494
16	DETAIL OF ACCUMULATED PROVISIONS FOR
DEPRECIATION, AMORTIZATION AND DEPLETION
17	In Service:
18	Depreciation	$1,233,200,054
19	Amort. and Depl. of Producing Natural Gas Land and Land Rights
20	Amort. of Underground Storage Land and Land Rights
21	Amort. of Other Utility Plant	12,510,881
22	TOTAL in Service (Enter Total of lines 18 thru 21)	1,245,710,935
23	Leased to Others
24	Depreciation
25	Amortization and Depletion
26	TOTAL Leased to Others (Enter Total of lines 24 and 25)
27	Held for Future Use
28	Depreciation
29	Amortization
30	TOTAL Held for Future Use (Enter Total of lines 28 and 29)
31	Abandonment of Leases (Natural Gas)
32	Amort. of Plant Acquisition Adjustment
33	TOTAL Accumulated Provisions (Should agree with line 14 above)
	(Enter Total of lines 22, 26, 30, 31, and 32)	$1,245,710,935

FERC FORM NO. 1 (ED. 12-89)                                               Page 200

Wolf Creek Nuclear Operating Corporation	An Original	Dec. 31, 2002

        NUCLEAR FUEL MATERIALS (Accounts 120.1 through 120.6 and 157)

1. Report below the costs incurred for nuclear fuel	arrangements, attach a statement showing the
materials in process of fabrication, on hand, in reactor,	amount of nuclear fuel leased, the quantity used and
and in cooling; owned by the respondent	quantity on hand, and the costs incurred under such
2. If the nuclear fuel stock is obtained under leasing	leasing arrangements.
			Changes During Year
Line	Description of Item	Balance
No.		Beginning of Year	Additions
	(a)	(b)	(c)
1	Nuclear Fuel in Process of Refinement,
	Conversion, Enrichment & Fabrication (120.1)
2	Fabrication
3	Nuclear Materials	$41,363,353	$1,196,567
4	Allowance for Funds Used during Construction	423,128	184,623
5	Other Overhead Construction Costs	839,962	520,147
6	SUBTOTAL (Enter Total of lines 2 thru 5)	42,626,443
7	Nuclear Fuel Materials and Assemblies
8	In Stock (120.2)	0	43,977,164
9	In Reactor (120.3)	105,348,086	43,977,164
10	SUBTOTAL (Enter Total of lines 8 and 9)	105,348,086
11	Spent Nuclear Fuel (120.4)	192,713,742	50,476,478
12	Nuclear Fuel Under Capital Leases (120.6)
13	(Less) Accum. Prov. for Amortization of
	Nuclear Fuel Assemblies (120.5)	268,768,230	0
14	TOTAL Nuclear Fuel Stock (Enter Total
	lines 6, 10, 11, and 12 less line 13)	$71,920,041
15	Estimated Net Salvage Value of Nuclear
	Materials in line 9
16	Estimated Net Salvage Value of Nuclear
	Materials in line 11
17	Estimated Net Salvage Value of Nuclear
	Materials in Chamical Processing
18	Nuclear Materials Held for Sale (157)
19	Uranium
20	Plutonium
21	Other
22	TOTAL Nuclear Materials Held for Sale
	(Enter Total of lines 19, 20 and 21)

FERC FORM NO. 1 (ED. 12-89)                                               Page 202

Wolf Creek Nuclear Operating Corporation	An Original	Dec. 31, 2002

        NUCLEAR FUEL MATERIALS (Accounts 120.1 through 120.6 and 157) (Continued)

Changes During the Year
	Other Reductions		Balance	Line
Amortization	(Explain in a footnote)		End of Year	No.
(d)	(e)		(f)
				1
				2
	$42,522,652	(1)	$ 37,268	3
	591,375	(1)	16,376	4
	863,137	(1)	496,972	5
			550,616	6
				7
	43,977,164	(2)	0	8
	50,476,478	(3)	98,848,772	9
			98,848,772	10
	40,066,166	(4)	203,124,054	11
				12
$27,900,878	40,066,166	(4)	256,602,942	13
			$ 45,920,500	14
				15
				16
				17
				18
				19
				20
				21
				22

(1)     Fabricated assemblies were transferred to Stock (120.2) upon delivery.
(2)     Assemblies placed in-service were transferred to In-Reactor (120.3) at cycle start.
(3)     Discharged assemblies were transferred to Spent Nuclear Fuel (120.4) for their cooling period.
(4)     Assemblies meeting the five year cooling period were retired from the books.

FERC FORM NO. 1 (ED. 12-89)                                               Page 203

Wolf Creek Nuclear Operating Corporation	An Original	Dec. 31, 2002

        ELECTRIC PLANT IN SERVICE (Accounts 101, 102, 103, and 106)

1. Report below the original cost of electric plant in ser-	in column (c) . Also to be included in column (c) are
vice according to the prescribed accounts	entries for reversals of tentative distributions of prior
2. In addition to Account 101, Electric Plant in Service	year reported in column (b). Likewise, if the respondent
(Classified), this page and the next include Account 102,	has a significant amount of plant retirements which have
Electric Plant Purchased or Sold; Account 103, Experimental	not been classified to primary accounts at the end of
Electric Plant Unclassified; and Account 106, Completed	the year, include in column (d) a tentative distribution of
Construction Not Classified - Electric	such retirements, on an estimated basis, with
3. Include in column (c) or (d), as appropriate, corrections	appropriate contra entry to the account for accumulated
of additions and retirements for the current or preceding year	depreciation provision. Include also in column (d) re-
4. Enclose in parentheses credit adjustments of plant	versals of tentative distributions of prior year of
accounts to indicate the negative effect of such accounts	unclassified retirements. Show in a footnote the account
5. Classify Account 106 according to prescribed accounts,	distributions of these tentative classifications in columns
on an estimated basis if necessary, and include the entries	(c) and (d), including the reversals of the prior years

			Balance at
Line		Account	Beginning of Year	Additions
No.		(a)	(b)	(c)
1		1.INTANGIBLE PLANT
2	(301)	Organization
3	(302)	Franchises and Consents
4	(303)	Miscellaneous Intangible Plant	$ 16,594,298	$ 846,752
5		TOTAL Intangible Plant (Enter Total of lines 2, 3, and 4)	16,594,298	846,752
6		2. PRODUCTION PLANT
7		A. Steam Production Plant
8	(310)	Land and Land Rights
9	(311)	Structures and Improvements
10	(312)	Boiler Plant Equipment
11	(313)	Engines and Engine-Driven Generators
12	(314)	Turbogenerator Units
13	(315)	Accessory Electric Equipment
14	(316)	Misc. Power Plant Equipment
15		TOTAL Steam Production Plant (Enter Total of Lines 8 thru 14)
16		B. Nuclear Production Plant
17	(320)	Land and Land Rights	7,258,691
18	(321)	Structures and Improvements	871,363,422	3,877,850
19	(322)	Reactor Plant Equipment	1,379,208,432	7,929,897
20	(323)	Turbogenerator Units	361,771,286	179,589
21	(324)	Accessory Electric Equipment	289,897,752	2,096,459
22	(325)	Misc. Power Plant Equipment	135,122,258	4,368,387
23		TOTAL Nuclear Production Plant (Enter Total of lines 17 thru 22)	3,044,621,841	18,452,182
24		C. Hydraulic Production Plant
25	(330)	Land and Land Rights
26	(331)	Structures and Improvements
27	(332)	Reservoirs, Dams, and Waterways
28	(333)	Water Wheels, Turbines, and Generators
29	(334)	Accessory Electric Equipment
30	(335)	Misc. Power Plant Equipment
31	(336)	Roads, Railroads, and Bridges
32		TOTAL Hydraulic Production Plant (Enter Total of lines 25 thru 31)
33		D. Other Production Plant
34	(340)	Land and Land Rights
35	(341)	Structures and Improvements
36	(342)	Fuel Holders, Products, and Accessories
37	(343)	Prime Movers
38	(344)	Generators
39	(345)	Accessory Electric Equipment

FERC FORM NO. 1 (ED. 12-89)                                               Page 204

Wolf Creek Nuclear Operating Corporation	An Original	Dec. 31, 2002

        ELECTRIC PLANT IN SERVICE (Accounts 101, 102, 103, and 106) (Continued)

tentative account distributions of these amounts	only the offset to the debits or credits distributed in column (f)
Careful observance of the above instructions and the	to primary account classifications.
texts of Accounts 101 and 106 will avoid serious	7. For Account 399, state the nature and use of plant
omissions of the reported amount of respondent's	included in this account and if substantial in amount submit
plant actually in service at end of year	a supplementary statement showing subaccount classification
6. Show in column (f) reclassifications or transfers	of such plant conforming to the requirements of these pages.
within utility plant accounts. Include also in column (f)	8. For each amount comprising the reported balance and
the additions or reductions of primary account classi-	changes in Account 102, state the property purchased or
fications arising from distribution of amounts initially	sold, name of vendor or purchaser, and date of transaction.
recorded in Account 102. In showing the clearance of	If proposed journal entries have been filed with the Commission
Account 102, include in column (e) the amounts with	as required by the Uniform System of Accounts, give also date
respect to accumulated provision for depreciation,	of such filing.
acquistion adjustments, etc., and show in column (f)

			Balance at
Retirements	Adjustments	Transfers	End of Year		Line
(d)	(e)	(f)	(g)		No.
					1
				(301)	2
				(302)	3
$1,110,395			$ 16,330,655	(303)	4
1,110,395			16,330,655		5
					6
					7
				(310)	8
				(311)	9
				(312)	10
				(313)	11
				(314)	12
				(315)	13
				(316)	14
					15
					16
			$ 7,258,691	(320)	17
$4,712,489			870,528,783	(321)	18
5,358,274			1,381,780,055	(322)	19
51,367			361,899,508	(323)	20
3,929,977			288,064,234	(324)	21
4,717,876			134,772,769	(325)	22
18,769,983			3,044,304,040		23
					24
				(330)	25
				(331)	26
				(332)	27
				(333)	28
				(334)	29
				(335)	30
				(336)	31
					32
					33
				(340)	34
				(341)	35
				(342)	36
				(343)	37
				(344)	38
				(345)	39

FERC FORM NO. 1 (ED. 12-89)                                               Page 205

Wolf Creek Nuclear Operating Corporation	An Original	Dec. 31, 2002

        ELECTRIC PLANT IN SERVICE (Accounts 101, 102, 103, and 106) (Continued)

			Balance at
Line		Account	Beginning of Year	Additions
No.		(a)	(b)	(c)
40	(346)	Misc. Power Plant Equipment
41		TOTAL Other Prod. Plant (Enter Total lof lines 34 thru 40)
42		TOTAL Prod. Plant (Enter Total of lines 15, 23, 32 and 41)	$3,044,621,841	$ 18,452,182
43		3. TRANSMISSION PLANT
44	(350)	Land and Land Rights	756
45	(352)	Structures and Improvements	555,454	0
46	(353)	Station Equipment	22,782,978	0
47	(354)	Towers and Fixtures
48	(355)	Poles and Fixtures	123,948	0
49	(356)	Overhead Conductors and Devices	83,867	0
50	(357)	Underground Conduit
51	(358)	Underground Condutors and Devices
52	(359)	Roads and Trails
53		TOTAL Transmission Plant (Enter Total of lines 44 thru 52)	23,547,003	0
54		4. DISTRIBUTION PLANT
55	(360)	Land and Land Rights
56	(361)	Structures and Improvements
57	(362)	Station Equipment
58	(363)	Storage Battery Equipment
59	(364)	Poles, Towers, and Fixtures
60	(365)	Overhead Conductors and Devices
61	(366)	Underground Conduit
62	(367)	Underground Condutors and Devices
63	(368)	Line Transformers
64	(369)	Services
65	(370)	Meters
66	(371)	Installations on Customer Premises
67	(372)	Leased Property on Customer Premises
68	(373)	Street Lighting and Signal Systems
69		TOTAL Distribution Plant (Enter Total of lines 55 thru 68)
70		5. GENERAL PLANT
71	(389)	Land and Land Rights
72	(390)	Structures and Improvements
73	(391)	Office Furniture and Equipment	3,205,420	504,327
74	(392)	Transportation Equipment
75	(393)	Stores Equipment
76	(394)	Tools, Shop and Garage Equipment
77	(395)	Laboratory Equipment
78	(396)	Power Operated Equipment
79	(397)	Communication Equipment	390,778	0
80	(398)	Miscellaneous Equipment
81		SUBTOTAL (Enter Total of lines 71 thru 80)	3,596,198	504,327
82	(399)	Other Tangible Property
83		TOTAL General Plant (Enter Total of lines 81 and 82)	3,596,198	504,327
84		TOTAL (Accounts 101 and 106)	3,088,359,340	19,803,261
85	(102)	Electric Plant Purchased (See Instr. 8)
86	(Less )	(102) Electric Plant sold (See Instr. 8)
87	(103)	Experimental Plant Unclassified
88		TOTAL Electric Plant in Service (Enter Total of Lines 84 thru 87)	$3,088,359,340	$ 19,803,261

FERC FORM NO. 1 (ED. 12-89)                                               Page 206

Wolf Creek Nuclear Operating Corporation	An Original	Dec. 31, 2002

        ELECTRIC PLANT IN SERVICE (Accounts 101, 102, 103, and 106) (Continued)

			Balance at
Retirements	Adjustments	Transfers	End of Year		Line
(d)	(e)	(f)	(g)		No.
				(346)	40
					41
$18,769,983			$3,044,304,040		42
					43
			$ 756	(350)	44
$ 0			555,454	(352)	45
			22,782,978	(353)	46
				(354)	47
			123,948	(355)	48
			83,867	(356)	49
				(357)	50
				(358)	51
				(359)	52
0			$ 23,547,003		53
					54
				(360)	55
				(361)	56
				(362)	57
				(363)	58
				(364)	59
				(365)	60
				(366)	61
				(367)	62
				(368)	63
				(369)	64
				(370)	65
				(371)	66
				(372)	67
				(373)	68
					69
					70
				(389)	71
				(390)	72
0			3,709,747	(391)	73
				(392)	74
				(393)	75
				(394)	76
				(395)	77
				(396)	78
0			390,778	(397)	79
				(398)	80
0			4,100,525		81
				(399)	82
0			4,100,525		83
19,880,378			3,088,282,223		84
				(102)	85
					86
				(103)	87
$19,880,378			$ 3,088,282,223		88

FERC FORM NO. 1 (ED. 12-89)                                               Page 207

Wolf Creek Nuclear Operating Corporation	An Original	Dec. 31, 2002

ELECTRIC PLANT HELD FOR FUTURE USE (Account 105)

1. Report separately each property held for future use at	held for future use, give in column (a), in addition
end of the year having an original cost of $250,000 or more	to other required information, the date that utility
Group other items of property held for future use	use of such property was discontinued, and the date
2. For property having an original cost of $250,000	the original cost was transferred to Account 105.
or more previously used in utility operations, now

		Date Originally	Date Expected	Balance at
Line	Description and Location	Included in	to be Used in	End of
No.	of Property	This Account	Utility Service	Year
	(a)	(b)	(c)	(d)
1	Land and Land Rights:
2
3	None
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21	Other Property:
22
23	Reclassified from Account 107	Dec. 1985	Unknown	$657,178
24	(KGE only)
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47	TOTAL			$657,178

FERC FORM NO. 1 (ED. 12-89)                                               Page 214

Wolf Creek Nuclear Operating Corporation	An Original	Dec. 31, 2002

CONSTRUCTION WORK IN PROGRESS-ELECTRIC (Account 107)

1. Report below descriptions and balances at end of year	Uniform System of Accounts).
of projects in process of construction (107)	3. Minor projects (5% of the Balance End of the
2. Show items relating to "research, development, and	Year for Account 107 or $100,000, whichever is less)
demonstration" projects last, under a caption Research,	may be grouped.
Development, and Demonstration (see Account 107 of the
		Construction Work
Line	Description of Project	in Progress - Electric
No.		(Account 107)
	(a)	(b)
1
2	Reactor Head Reconfiguration	2,228,656
3	Replace #SGK04 and 05 Air Conditioner Units	1,682,047
4	Distribution Control System to Digital	1,429,404
5	Security Order Response	524,951
6	High Ammonia Secondary Chemistry	440,100
7	Electronic Management Operations System	383,002
8	Main Steam Isolation Valve Actuator Replacement	297,038
9	Main Steam and Feedwater Isolation Valve Actuator Replacement	296,791
10	Health Physics Computer System Software	241,577
11	Turbine Generator Study	229,811
12	Chemistry Computer Replacement	196,413
13	Miscellaneous Minor Projects (33) and Unapplied Engineering	1,416,238
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
	TOTAL	9,366,028

FERC FORM NO. 1 (ED. 12-89)                                               Page 216

Wolf Creek Nuclear Operating Corporation	An Original	Dec. 31, 2002

ACCUMULATED PROVISION FOR DEPRECIATION OF ELECTRIC UTILITY PLANT (Account 108)

1. Explain in a footnote any important adjustments during	respondent has a significant amount of plant retired at
the year	year end which has not been recorded and/or classified
2. Explain in a footnote any difference between the amount	to the various reserve functional classifications, make
for book cost of plant retired, line 11, column (c), and that	preliminary closing entries to tentatively functionalize
reported for electric plant in service, pages 204-207, column	the book cost of the plant retired. In addition, include
(d), excluding retirements of non-depreciable property	all costs included in retirement work in progress at year
3. The provisions of Account 108 in the Uniform System of	end in the appropriate functional classifications.
Accounts require that retirements of depreciable plant be	4. Show separately interest credits under a sinking
recorded when such plant is removed from service. If the	fund or similar method of depreciation accounting.

Section A. Balances and Changes During Year

Line	Item		Total	Electric Plant	Electric Plant Held	Electric Plant
No.			(c+d+e)	in Service	for Future Use	Leased to Others
	(a)		(b)	(c)	(d)	(e)
1	Balance Beginning of Year		$1,173,660,208	$1,173,660,208
2	Depreciation Provisions for Year,
Charged to
3	(403) Depreciation Expense		78,246,113	78,246,113
4	(413) Exp. of Elec. Plt. Leas. to Others
5	Transportation Expenses-Clearing
6	Other Clearing Accounts
7	Other Accounts (Specify):
8
9	TOTAL Deprec. Prov. for Year
	(Enter Total of lines 3 thru 8)		78,246,113	78,246/113
10	Net Charges for Plant Retired:
11	Book Cost of Plant Retired		18,769,983	18,769,983
12	Cost of Removal		14,822	14,822
13	Salvage (Credit)		78,538	78,538
14	TOTAL Net Chrgs. for Plant Ret.		18,706,267	18,706,267
(Enter Total of lines 11 thru 13)
15	Other Debit or Credit Items (Describe):
16
17	Balance End of Year (Enter Total of
lines 1, 9, 14, 15, and 16)
Section B. Balances at End of Year According to Functional Classifications
18	Steam Production
19	Nuclear Production	Accumulated depreciation is not recorded on a functional basis.
20	Hydraulic Production - Conventional	However, over 99% is under nuclear production.
21	Hydraulic Production - Pumped Storage
22	Other Production
23	Transmission
24	Distribution
25	General
26	TOTAL (Enter Total of lines 18 thru 25)		$1,233,200,054	$1,233,200,054

FERC FORM NO. 1 (ED. 12-89)                                               Page 219

Wolf Creek Nuclear Operating Corporation	An Original	Dec. 31, 2002

MATERIALS AND SUPPLIES

1. For Account 154, report the amount of plant materials	ments during the year (in a footnote) showing general
and operating supplies under the primary functional class-	classes of material and supplies and the various accounts
ifications as indicated in column (a); estimates of amounts	(operating expenses, clearing accounts, plant, etc.)
by function are acceptable. In column (d), designate the	affected - debited or credited. Show separately debits
department or departments which use the class of material	or credits to stores expense-clearing, if applicable.
2. Give an explanation of important inventory adjust-
Department or
		Balance		Departments
Line	Account	Beginning of	Balance	Which
No.		Year	End of Year	Use Material
	(a)	(b)	(c)	(d)
1	Fuel Stock (Account 151)	$ 292,176	$345,243	Electric
2	Fuel Stock Expenses Undistributed (Account 152)			Only
3	Residuals and Extracted Products (Account 153)
4	Plant Materials and Operating Supplies (Account 154)
5	Assigned to - Construction (Estimated)
6	Assigned to - Operations and Maintenance
7	Production Plant (Estimated)
8	Transmission Plant (Estimated)
9	Distribution Plant (Estimated)
10	Assigned to - Other
11	TOTAL Account 154 (Total of lines 5 thru 10)	37,650,172	36,403,453
12	Merchandise (Account 155)
13	Other Materials and Supplies (Account 156)
14	Nuclear Materials Held for Sale (Account 157)
(Not applicable to Gas Utilities)
15	Stores Expense Undistributed (Account 163)	737,833	571,490
16
17
18
19
20	TOTAL Materials and Supplies (per Balance Sheet)	$38,680,181	$37,320,186

FERC FORM NO. 1 (ED. 12-89)                                               Page 227